UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 8, 2009

Frontier Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-15540 (Commission File Number)	91-1223535 (I.R.S. Employer Identification No.)
332 S.W. Everett Mall Way P.O. Box 2215 Everett, Washington (Address of principal executive offices)	98204 (Zip Code)
Registrant’s telephone number, including area code: (425) 514-0700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2009, Frontier Financial Corporation ("FFC") entered into a Written Agreement (the "Agreement") with the Federal Reserve Bank of San Francisco (the "Reserve Bank").

Under the terms of the Agreement, FFC has agreed to:

•	Refrain from declaring or paying any dividends without prior written consent of the FRB.
•	Refrain from making any distributions of interest or principal on subordinated debentures or trust preferred securities without prior written consent of the FRB.
•	Refrain from incurring, increasing or guaranteeing any debt without prior written consent of the FRB.
•	Implement a capital plan and maintain sufficient capital.
•
Comply with notice and approval requirements established by the FRB relating to the appointment of directors and senior executive officers as well as any change in the responsibility of any current senior executive officer, and is prohibited from paying or agreeing to pay indemnification and severance payments except under certain circumstances, and with the prior approval of the FRB.

•	Provide quarterly progress reports to the FRB.

The above description of the Agreement is qualified in its entirety by the document which is attached as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Agreement with the FRB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRONTIER FINANCIAL CORPORATION
(Registrant)
July 8, 2009	/s/ Patrick M. Fahey
(Date)	Patrick M. Fahey Chief Executive Officer